Wednesday, October 29, 2008

COMPANY PRESS RELEASE

Transgenomic, Inc. Reports Third Quarter 2008 Results

OMAHA, Neb., October 29, 2008 – Transgenomic, Inc. (OTCBB: TBIO.OB) today announced financial results for the quarter ended September 30, 2008. The Company’s financial results are presented in the tables that follow.

Third Quarter 2008
Net sales from continuing operations were $5.4 million during the third quarter of 2008, compared to $5.2 million during the comparable period of 2007. Gross profit from continuing operations was $2.9 million or 54 percent during the third quarter of 2008 compared to $2.7 million or 51 percent during the comparable period of 2007.  Operating expenses from continuing operations were $3.4 million during the third quarter of 2008 compared to $4.1 million during the same period of 2007. The increase in gross profits and decrease in operating expenses reflect the Company’s efforts to control costs while leveraging stable revenues from the instrument and consumables business to continue growing and expanding the Molecular Clinical Reference Laboratory and Pharmacogenomics Services Laboratory businesses.

The Company reported a net loss of $499,000 or $0.01 per share for the third quarter of 2008 as compared to a net loss of $1.3 million or $0.03 per share for the third quarter of 2007.

Cash and cash equivalents totaled $4.8 million at September 30, 2008.

Nine Months Ended September 30, 2008
The Company reported a net loss of $276,000 or $0.01 per share for the nine months ended September 30, 2008, compared to a net loss of $2.3 million or $0.05 per share during the comparable period of 2007. Net losses in 2008 resulted from continuing operations. The 2007 net loss was comprised of a loss from continuing operations of $2.4 million or $0.05 per share and income from discontinued operations of $66,000 or $0.00 per share.

Net sales from continuing operations were $17.9 million for the nine months ended September 30, 2008, compared to $16.7 million during the comparable period of 2007. The increase in net sales was attributable to revenue growth and expanding services from its laboratory businesses.

Gross profit from continuing operations was $10.3 million or 58 percent for the nine months ended September 30, 2008, compared to $8.8 million or 53 percent in 2007. Operating expenses from continuing operations were $10.7 million for the nine months ended September 30, 2008, compared to $12.3 million during the comparable period of 2007. Operating expenses for the nine months ended September 30, 2008 included $1.3 million of restructuring charges.

The company used cash flows from operations of $472,000 for the nine months ended September 30, 2008, compared to cash flows used in operations of $2.7 million during the same period in 2007. The increase in gross profit, decrease in operating expenses and lower cash flow use reflect the new management team’s focus on conservative spending and revenue growth.

Comment and Outlook
Craig Tuttle, President and Chief Executive Officer of Transgenomic, commented, “We are pleased to announce 7% revenue growth year-to-date, driven by the strength of our expanding Laboratory Services businesses. We reported a net loss in the third quarter of 2008 after two consecutive quarters of profitability. Historically our third quarter has been slower for our instrument and service businesses due to summer laboratory closures in Europe and heavy vacation schedules in the U.S. We remain confident in our financial performance, which reflects our efforts to conserve cash while building our Laboratory Services businesses and maintaining our instrument revenues. We expect to continue expanding services offered within our laboratories as we evaluate in-licensing, collaboration and acquisition opportunities that have the potential to create additional value and accelerate growth.”

Earnings Call
Company management will discuss third quarter 2008 financial results via teleconference on Wednesday, October 29th, at 5:00 p.m. Eastern Time. To access the call via telephone, dial 800-862-9098 or 785-424-1051.  The Company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the Company’s Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Wednesday, November 12, 2008. Simply dial 888-566-0849 or 402-220-0428 from any telephone.

About Transgenomic
Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include WAVE® DHPLC Systems, related consumables and assay kits, cytogenetics automated systems, Transgenomic Molecular Clinical Reference Laboratory and Pharmacogenomics Research Services. Transgenomic’s two laboratory services divisions utilize these technologies and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

Transgenomic Cautionary Statements
Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For confirmation of release or further information, please contact:

Debra Schneider
Chief Financial Officer
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE 68164

Phone: 402-452-5400
Fax: 402-452-5461

investorrelations@transgenomic.com

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
NET SALES	$5,367	$5,151	$17,869	$16,645
COST OF GOODS SOLD	2,448	2,500	7,570	7,872
Gross profit	2,919	2,651	10,299	8,773
OPERATING EXPENSES:
Selling, general and administrative	2,757	2,672	8,824	8,719
Research and development	684	720	1,816	2,270
Restructuring costs	—	681	8	1,305
	3,441	4,073	10,648	12,294
LOSS FROM OPERATIONS	(522)	(1,422)	(349)	(3,521)
OTHER INCOME (EXPENSE):
Interest income	22	75	80	215
Other, net	14	4	13	8
Gain on sale of investment	—	—	—	938
	36	79	93	1,161
LOSS BEFORE INCOME TAXES	(486)	(1,343)	(256)	(2,360)
INCOME TAX EXPENSE	13	6	20	25
LOSS FROM CONTINUING OPERATIONS	(499)	(1,349)	(276)	(2,385)
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	—	—	66
NET LOSS	$(499)	$(1,349)	$(276)	$(2,319)

BASIC AND DILUTED LOSS PER SHARE:
From continuing operations	$(0.01)	$(0.03)	$(0.01)	$(0.05)
From discontinued operations	—	0.00	—	0.00
	$(0.01)	$(0.03)	$(0.01)	$(0.05)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,189,672	49,189,672	49,189,672

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)

	Nine Months Ended September 30,
	2008	2007
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(472)	(2,652)

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	(254)	3,279

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	(210)	48

NET CHANGE IN CASH AND CASH EQUIVALENTS	(936)	675

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,723	5,868

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,787	$6,543

Transgenomic, Inc.
Summary Financial Results
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	(Unaudited) September 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,787	$5,723
Accounts receivable (net of allowances for bad debts of $501 and $703, respectively)	4,944	5,095
Inventories	4,921	4,586
Prepaid expenses and other current assets	727	759
Total current assets	15,379	16,163
PROPERTY AND EQUIPMENT, NET	1,276	1,579
OTHER ASSETS:
Goodwill	638	638
Other assets, net	657	710
	$17,950	$19,090
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$816	$1,245
Other accrued expenses	2,526	3,152
Accrued compensation	752	450
Total current liabilities	4,094	4,847
OTHER LONG TERM LIABILITIES	141	141
Total liabilities	4,235	4,988
STOCKHOLDERS’ EQUITY	13,715	14,102
	$17,950	$19,090